UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2019 (December 3, 2019)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2019, DarioHealth Corp. (the “Company”) entered into subscription agreements (each, a “Series A-2 Subscription Agreement” and collectively the “Series A-2 Subscription Agreements”) with accredited investors relating to an offering (the “Series A-2 Offering”) and the sale of an aggregate of 1,915 shares of newly designated Series A-2 Preferred Stock, at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of $1.915 million.

Additionally, on December 4, 2019, the Company entered into subscription agreements (each, a “Series A-3 Subscription Agreement” and collectively the “Series A-3 Subscription Agreements”) with accredited investors relating to an offering (the “Series A-3 Offering”) and the sale of an aggregate of 3,808 shares of newly designated Series A-3 Preferred Stock, at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of $3.808 million.

Additionally, on December 5, 2019, the Company entered into subscription agreements (each, a “Series A-4 Subscription Agreement” and collectively the “Series A-4 Subscription Agreements”) with accredited investors relating to an offering (the “Series A-4 Offering” and collectively with the Series A-2 Offering and the Series A-3 Offering, the “Offering”) and the sale of an aggregate of 745 shares of newly designated Series A-4 Preferred Stock, at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of $745 thousand. For purposes, hereof the Series A-2 Subscription Agreements, the Series A-3 Subscription Agreements and the Series A-4 Subscription Agreements are collectively referred to herein as the “Subscription Agreements”).

The total aggregate gross proceeds of the Offering described above, together with gross proceeds from the closing of the offering of Series A Preferred Stock and Series A-1 Preferred Stock held on November 27, 2019 (as reported in the Company’s Current Reports on Forms 8-K and 8-K/A filings made with the Securities and Exchange Commission on December 3, 2019), is $20.029 million.

In connection with the closing of the Series A-2 Offering, on December 3, 2019 (the “A-2 Effective Date”), the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series A-2 Preferred Stock with the Secretary of State of the State of Delaware (the “Series A-2 Certificate of Designation”). In addition, in connection with the closing of the Series A-3 Offering, on December 4, 2019 (the “A-3 Effective Date”), the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series A-3 Preferred Stock with the Secretary of State of the State of Delaware (the “Series A-3 Certificate of Designation”). In addition, in connection with the closing of the Series A-4 Offering, on December 5, 2019 (the “A-4 Effective Date”), the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series A-4 Preferred Stock with the Secretary of State of the State of Delaware (the “Series A-4 Certificate of Designation”).

Each share of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in each of the Series A-2 Certificate of Designation, the Series A-3 Certificate of Designation and Series A-4 Certificate of Designation, into such number of shares of Company’s common Stock (the “Common Stock”) equal to the number of Series A Preferred Shares to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price for the Series A-2 Preferred Stock was $4.28, the initial conversion price for the Series A-3 Preferred Stock was $4.98, and the initial conversion price of the Series A-4 Preferred Stock was $5.90, each subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock will automatically convert into shares of Common Stock, subject to certain beneficial ownership limitations, on the earliest to occur of (i) upon the approval of the holders at least 50.1% of the outstanding shares of Series A-2 Preferred with respect to the Series A-2 Preferred, the approval of the holders at least 50.1% of the outstanding shares of Series A-3 Preferred with respect to the Series A-3 Preferred Stock, and the approval of the holders at least 50.1% of the outstanding shares of Series A-4 Preferred with respect to the Series A-4 Preferred Stock; or (ii) the 36-month anniversary of each of the Series A-2 Effective Date, Series A-3 Effective Date and the Series A-4 Effective Date, respectively. The holders of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock will also be entitled dividends payable as follows: (i) a number of shares of Common Stock equal to ten percent (10%) of the number of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock then held by such holder on the 12-month anniversary of the Series A-2 Effective Date, Series A-3 Effective Date or the Series A-4 Effective Date, as applicable, (ii) a number of shares of Common Stock equal to fifteen percent (15%) of the number of shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4Preferred Stock then held by such holder on the 24-month anniversary of the Series A-2 Effective Date, Series A-3 Effective Date, or Series A-4 Effective Date, as applicable, and (iii) a number of shares of Common Stock equal to twenty percent (20%) of the shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock then held by such holder on the 36-month anniversary of the Series A-2 Effective Date, Series A-3 Effective Date, or Series A-4 Effective Date, as applicable.

Each of the Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock will vote together with the Common Stock as a single class on an as-converted basis on any matter presented to the shareholders of the Company. Upon any liquidation, dissolution or winding-up of the Company, after the satisfaction in full of the debts of the Company and payment of the liquidation preference to the Senior Securities, holders of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock shall be entitled to be paid, on a pari passu basis with the payment of any liquidation preference afforded to holders of any Parity Securities, the remaining assets of the Company available for distribution to its stockholders. For these purposes, (i) “Parity Securities” means the Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and any other class or series of capital stock of the Company hereinafter created that expressly ranks pari passu with the Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock; and (ii) “Senior Securities” shall mean any class or series of capital stock of the Company hereafter created which expressly ranks senior to the Parity Securities.

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock within sixty days following the final closing of the Offering.

Pursuant to the Placement Agency Agreement (the “Placement Agency Agreement”) executed by and between the Company and the registered broker dealer retained to act as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering, the Company paid the Placement Agent an aggregate cash fee of $599,800, non-accountable expense allowance of $194,040 and is required to issue to the Placement Agent or its designees warrants to purchase 64,976 shares of Common Stock at an exercise price of $4.28 per share, warrants to purchase 110,985 shares of Common Stock at an exercise price of $4.98 per share and warrants to purchase 18,365 shares of Common Stock at an exercise price of $5.90 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period of five years from the date of each respective closing.

The Subscription Agreements contains representations and warranties that the parties made to the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be resold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Series A-2 Certificate of Designation, the Series A-3 Certificate of Designation and Series A-4 Certificate of Designation are qualified in their entirety by reference to the full text of such document, copies of which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively. The forgoing descriptions of the Placement Agency Agreement, the Registration Rights Agreement, the Placement Agent Warrants and the Subscription Agreements are qualified by reference to the full text of these documents, copies of each of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 5,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On December 3 2019, the Company filed the Series A-2 Certificate of Designation, designating 12,500 shares of Series A-2 Preferred Stock, on December 4, 2019, the Company filed the Series A-3 Certificate of Designation, designating 12,500 shares of Series A-3 Preferred Stock, and on December 5, 2019, the Company filed the Series A-4 Certificate of Designation, designating 12,500 shares of Series A-4 Preferred Stock, in connection with the Offering.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred Stock
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-4 Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2019	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary